UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) Of The Securities Exchange Act of 1934

BRISTOL WEST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Date of Report (Date of Earliest Event Reported): March 6, 2007

Delaware	001-31984	13-3994449
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5701 Stirling Road, Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 316-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers.

In 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Bristol West Holdings, Inc. (“Bristol West”), with the approval of Bristol West’s stockholders, adopted the Bristol West Holdings, Inc. Executive Officer Incentive Plan (the “EIP”).  In 2006, the Compensation Committee also adopted the Bristol West Holdings, Inc. Management Incentive Plan (the “MIP”).  The Compensation Committee annually awards to Bristol West’s executive officers incentive compensation awards under the EIP and bonus awards under the MIP.  The EIP awards are based upon achievement of company-wide financial performance goals that the Compensation Committee establishes under the EIP.  The MIP awards are based upon individual performance determined under the MIP by the Compensation Committee, as measured by each executive officer’s achievement of his or her individual performance objectives and contributions to achievement of Bristol West’s strategic objectives.

On March 6, 2007, the Compensation Committee took the actions described below:

Base Salaries

The Compensation Committee approved the following annual base salaries for 2007, all of which were effective February 25, 2007, to each of Bristol West’s principal executive officer, principal financial officer and the other currently employed executive officers named in the “Summary Compensation Table” in Bristol West’s proxy statement for its 2006 annual meeting of stockholders (the “named executive officers”): Jeffrey J. Dailey, Chief Executive Officer and President ($550,000); Robert D. Sadler, Senior Vice President-Chief Financial Officer ($275,000); James R. Fisher, Executive Chairman ($350,000); Simon J. Noonan, Chief Operating Officer  and Executive Vice President ($360,000); and James J. Sclafani, Jr., Senior Vice President-Claims ($305,000).  Mr. Fisher’s annual base salary was not increased from the level established in 2006 in his employment agreement dated as of May 26, 2006.  The annual base salaries of the other named executive officers were increased from their annual base salaries in effect as of December 31, 2006, by approximately 0.0% to 4.8%.  These annual base salaries are subject to change from time to time as determined by the Compensation Committee.

2006 Executive Officer Incentive Compensation and Bonus Awards

2006 EIP Awards.  The Compensation Committee determined the amount of the annual performance-based incentive compensation awards (the “2006 EIP awards”) to be paid to the named executive officers under the EIP.  The named executive officers earned their 2006 EIP awards with respect to performance during 2006.  The 2006 EIP awards were paid during 2007 as follows: 75% in cash and 25% in restricted stock awards issued under the 2004 Stock Incentive Plan for Bristol West Holdings, Inc. and Subsidiaries (the “2004 Stock Incentive Plan”).

Mr. Fisher recommended that he receive no 2006 EIP award.  The Compensation Committee believed that Mr. Fisher had earned an EIP award.  However, after discussion, the Compensation Committee concurred with Mr. Fisher’s recommendation, despite his excellent performance, and exercised their authority under the EIP to eliminate his 2006 EIP award.  Set forth below for each of the named executive officers are the cash portion of the 2006 EIP award and the number of shares of Bristol West’s common stock representing the restricted stock portion of the 2006 EIP award:

Name and Position	2006 EIP Cash Award	2006 EIP Restricted Stock Award (# of shares)(1)

Jeffrey J. Dailey	$243,182	3,669
CEO and President

Robert D. Sadler	$61,893	933
SVP-CFO

James R. Fisher	—	—
Executive Chairman

Simon J. Noonan	$121,327	1,830
COO and EVP

James J. Sclafani, Jr.	$78,290	1,181
SVP-Claims

(1)

Number of shares shown equals the dollar amount of the restricted stock award divided by the closing market price of Bristol West’s common stock of $22.09 on March 6, 2007, the date of grant, as reported on the New York Stock Exchange, rounded down to the nearest whole share.

The restricted stock portion of the 2006 EIP awards is subject to the terms of a Restricted Stock Award Agreement and the 2004 Stock Incentive Plan.  These restricted stock awards will cliff vest on March 6, 2009, and will be forfeited if the named executive officer’s employment with Bristol West terminates on or before the vesting date, except for death or disability.  The vesting of these restricted stock awards is accelerated in full for certain mergers, sales or other business combinations (such as the Merger, as defined below) and for death or disability, as specified in the Restricted Stock Award Agreement.

2006 MIP Awards.  The Compensation Committee approved annual bonus awards under the MIP to the named executive officers.  The named executive officers earned these awards with respect to performance during 2006.  These awards were paid during 2007 as follows: 75% in cash and 25% in restricted stock awards issued under the 2004 Stock Incentive Plan.

Mr. Fisher recommended that he receive no MIP award for 2006.  The Compensation Committee believed that Mr. Fisher had earned an MIP award.  However, after discussion, the Compensation Committee concurred with Mr. Fisher’s recommendation, despite his excellent performance.  Set forth below for each of the named executive officers are the cash portion of the 2006 MIP award and the number of shares of Bristol West’s common stock representing the restricted stock portion of the 2006 MIP award:

Name and Position	2006 MIP Cash Award	2006 MIP Restricted Stock Award (# of shares)(1)

Jeffrey J. Dailey	$60,796	918
CEO and President

Robert D. Sadler	$15,474	234
SVP-CFO

James R. Fisher	—	—
Executive Chairman

Simon J. Noonan	$30,332	459
COO and EVP

James J. Sclafani, Jr.	$19,573	296
SVP-Claims

(1)

Number of shares shown equals the dollar amount of the restricted stock award divided by the closing market price of Bristol West’s common stock of $22.09 on March 6, 2007, the date of grant, as reported on the New York Stock Exchange, rounded to the nearest whole share.

The restricted stock portion of the 2006 EIP awards is subject to the terms of a Restricted Stock Award Agreement and the 2004 Stock Incentive Plan.  These restricted stock awards will cliff vest on March 6, 2009, and will be forfeited if the named executive officer’s employment with Bristol West terminates on or before the vesting date, except for death or disability.  The vesting of these restricted stock awards is accelerated in full for certain mergers, sales or other business combinations (such as the Merger, as defined below), and for death or disability, as specified in the Restricted Stock Award Agreement.

2007 Executive Officer Incentive Compensation and Bonus Awards

The Compensation Committee named each of the named executive officers as participants in the EIP and the MIP for 2007.

2007 EIP Awards.  The Compensation Committee determined that there will be one EIP performance goal that will apply to each EIP participant for 2007.  The 2007 EIP performance goal will be based on Bristol West’s Adjusted Pre-Tax Underwriting Income (as defined below) measured against the pre-tax underwriting income target set forth in Bristol West’s 2007 business plan.  For purposes of the EIP in 2007, “Adjusted Pre-Tax Underwriting Income” will mean an amount equal to the following measured for fiscal year 2007: (1) pre-tax income, plus (2) interest expense, less (3) net investment income, less (4) realized gains on investments, plus (5) realized losses on investments, less (6) all expenses incurred  by Bristol West in connection with the merger (the “Merger”) contemplated by an Agreement and Plan of Merger among Bristol West, Farmers Group, Inc. (“Farmers”) and BWH Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Farmers, and adjusted to reflect (7) the effect of unusual or extraordinary items, unless the Compensation Committee (or its successor under the EIP in the event the Merger is consummated) determines that any such adjustment would be inconsistent with the requirements of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended.

In 2008, each 2007 EIP award will be paid in a manner (cash and/or equity) to be determined by the Compensation Committee (or its successor under the EIP in the event the Merger is consummated).

Based on individual bonus targets set by the Compensation Committee for each named executive officer and the Adjusted Pre-Tax Underwriting Income performance goal criteria, the EIP award for each named executive officer with respect to 2007 can vary as follows:  Mr. Dailey (0% to 120% of his 2007 annual base salary); Mr. Sadler (0% to 84% of his 2007 annual base salary); Mr. Fisher (0% to 120% of his 2007 annual base salary); Mr. Noonan (0% to 84% of his 2007 annual base salary); Mr. Sclafani (0% to 60% of his 2007 annual base salary).

2007 MIP Awards.  Based on individual performance as determined by the Compensation Committee (or its successor under the MIP in the event the Merger is consummated) for each named executive officer, the MIP award for each named executive officer with respect to 2007 can vary as follows:  Mr. Dailey (0% to 30% of his 2007 annual base salary); Mr. Sadler (0% to 21% of his 2007 annual base salary); Mr. Fisher (0% to 30% of his 2007 annual base salary); Mr. Noonan (0% to 21% of his 2007 annual base salary); Mr. Sclafani (0% to 15% of his 2007 annual base salary).

In 2008, each 2007 MIP award will be paid in a manner (cash and/or equity) to be determined by the Compensation Committee (or its successor under the MIP in the event the Merger is consummated).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRISTOL WEST HOLDINGS, INC.
(Registrant)

Date: March 12, 2007	By:	/s/ Robert D. Sadler

Robert D. Sadler
Senior Vice President–Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer and duly authorized officer)